UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 28, 2018

Civeo Corporation

(Exact name of registrant as specified in its charter)

British Columbia, Canada	1-36246	98-1253716
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

Three Allen Center,

333 Clay Street, Suite 4980, Houston, Texas 77002

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (713) 510-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933

(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.    Unregistered Sales of Equity Securities.

On February 28, 2018, Civeo USA LLC (“Civeo USA”), a wholly owned subsidiary of Civeo Corporation (“Civeo”), acquired a 400 room accommodations facility, 40 acres of land located near Lake Charles, Louisiana and related assets (the “Project”) from Lakeland, L.L.C. (“Seller”) pursuant to an asset purchase agreement dated February 28, 2018 (the “Purchase Agreement”) by and among Civeo USA, Seller and certain other signatories thereto. Under the terms of the Purchase Agreement, the total consideration paid to Seller consisted of $23.5 million in cash, 1,339,445 common shares of Civeo, no par value (“Common Shares”), and the assumption of specified liabilities. The Purchase Agreement also provides for the potential issuance of up to 1,190,618 additional Common Shares through December 2020 based upon the amount of qualifying revenue earned from the Project between July 1, 2019 and December 31, 2020. Of the Common Shares issued at closing, 595,309 Common Shares will be held in escrow for one year by Computershare Trust Company of Canada, acting as escrow agent, to support Seller’s indemnification obligations under the Purchase Agreement.

The issuance of the Common Shares was exempt from the registration requirements under the Securities Act of 1933 pursuant to Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act. In connection with the Purchase Agreement, Seller represented to Civeo USA that it is an “accredited investor” as defined in each of Rule 501(a) of Regulation D promulgated under the Securities Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIVEO CORPORATION

By: /s/ Frank C. Steininger
Name: Frank C. Steininger
Title: Executive Vice President, Chief Financial Officer and Treasurer

DATED: March 1, 2018